                                                          Exhibit 99

Marine Products Corporation Announces Date for
Third Quarter 2011 Financial Results and Conference Call

ATLANTA, October 11, 2011 – Marine Products Corporation (NYSE: MPX) announced today that financial results for the third quarter ended September 30, 2011 will be released on Wednesday, October 26, 2011 before the market opens.  In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, October 26, 2011 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (800) 946-0708 or (719) 325-2146 for international callers, and use conference ID#8616344.  For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor Web site at www.marineproductscorp.com.   Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and inboard pleasure boats; Premiere Sport Yachts; and Robalo sport fishing boats, and continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our Web site at www.marineproductscorp.com.

For information about Marine Products Corporation or this event, please contact:

Ben Palmer
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com